UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 26, 2000



                                  ENTRADE INC.
             (Exact name of registrant as specified in its charter)



           Pennsylvania               1-15303                  52-2153008
 (State or other jurisdiction      (Commission                (IRS Employer
         of incorporation)          File Number)           Identification No.)



                 500 Central Avenue, Northfield, Illinois 60093
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (847) 441-6650



                                 Not applicable
         (Former name or former address, if changed since last report.)




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ITEM 5. OTHER EVENTS

         Private Placement. On January 28, 2000, Entrade Inc. completed the sale of an aggregate of 48,493 shares of its common stock, no par value (the
"Shares"), for an aggregate consideration of $2,000,000 to an unaffiliated institutional accredited investor. Net proceeds were $2,000,000. The Shares were sold pursuant to an exemption from registration under the Securities Act of 1933, as amended (the "Act"), pursuant to Regulation D promulgated thereunder. See Exhibit 10.1 hereto for further information.

         ATM Service Agreement. On January 26, 2000, Entrade entered into an agreement with Warren Rothstein, Thomas Settineri and Gary Levi to acquire 15% of the issued and outstanding shares of ATM Service, Ltd., for shares of Entrade common stock equal to the greater of 352,941 shares, or that number determined by dividing $6,000,000 by the average closing price for Entrade common stock for the five days preceding the closing date. ATM Service, which is an Entrade licensee, provides a channel for wholesale redistribution of consumer oriented goods under the name ATMCenter.com. The transaction is subject to various conditions, including Entrade shareholder approval. See Exhibit 10.2 hereto for further information.

         Asbestos Litigation. Since 1983, Artra Group Incorporated, which has been a wholly owned subsidiary of Entrade since September 1999, has responded to significant product liability claims relating to the use of asbestos in the manufacture of products by various companies, including a former Artra subsidiary. Reports from local counsel indicate, as of December 31, 1999, pending claims asserted by approximately 45,000 plaintiffs (excluding loss of consortium claims), and it is probable that there are a significant number of additional claims that remain unasserted. Artra has no reasonable basis on which to quantify the potential cost to it of the pending claims and any unasserted claims.

         Artra's primary insurance carriers paid approximately $13,000,000 in disposition of the product liability claims from 1983 through September 1998, when Artra's primary insurance carriers asserted that Artra's primary insurance coverage for the claims had been exhausted. Since September 1998, certain of Artra's excess insurance carriers, under a reservation of the right to deny coverage liability at a subsequent date, have, under a temporary agreement which expired on January 31, 2000, assumed the defense of the claims and paid defense, settlement and indemnity costs relating to the claims of approximately $17,500,000 through December 31, 1999. Although Artra is engaged in negotiations with its excess insurance carriers regarding their payment of these defense, settlement and indemnity costs subsequent to January 31, 2000, we can provide no assurance that Artra will be able to conclude an agreement with the excess carriers.

         Because of the expiration of the temporary agreement and the uncertain conclusion of Artra's negotiations with the excess insurance carriers, Artra may have to advance some or all of these costs, which could have a material adverse effect on Artra's financial condition, and seek reimbursement of these costs from the excess insurance carriers through litigation or otherwise. If Artra were unable to conclude a permanent agreement with its excess insurance carriers, a court could also determine that Artra is responsible for a portion of the defense and indemnity costs associated with the product liability claims. Such a finding would also have a material adverse effect on Artra's financial condition.

         Artra's financial condition could also be materially adversely affected to the extent that its existing insurance coverage and any other insurance coverage to which it might become entitled in the future is not sufficient to respond to the product liability claims. Although Artra believes that its remaining insurance coverage as of December 31, 1999 relating to the claims is not less than $185,000,000, Entrade can provide no assurance that the coverage will be adequate to cover Artra's responsibility for the claims. In the event Artra were unable to satisfy the claims through a combination of insurance coverage and its own assets, it is possible that Artra could be forced to seek protection under the federal bankruptcy laws. In such event, Entrade could lose its entire investment in Artra. It is also possible that the plaintiffs asserting the claims against Artra could attempt to pursue legal action against Entrade. Entrade believes that no valid legal basis exists for the imposition of Artra's liability for the claims against Entrade, and Entrade would vigorously defend against any attempt to impose such liability.

         TradeTextile.com Agreement. On February 18, 2000, entrade.com, a wholly owned subsidiary of Entrade, entered into an agreement to acquire 1,011,667 shares of Series A Convertible Preferred Shares, par value $.001 per share of TradeTextile.com ("Series A Preferred"), a warrant to acquire 288,778 shares of Series A Preferred and a warrant to acquire 333,609 shares of Series A Preferred in exchange for $3,500,000, a warrant to acquire up to 75,000 shares of Entrade common stock and the license to TradeTextile.com of entrade.com's software technology. Pursuant to the terms of the agreement, entrade.com will own 35% of TradeTextile.com on a fully-diluted basis and assuming the full exercise of its warrants to purchase Series A Preferred of TradeTextile.com. TradeTextile.com will provide business-to-business e-commerce for the trading of yarns, fabrics, garments, raw materials, chemicals, and textile quotas, initially targeting the Chinese textile industry. See Exhibit 10.3 hereto for further information.

         The TruckCenter.com Agreement. On February 10, 2000, Entrade agreed with Associates Commercial Corporation to organize a new entity to be known as TruckCenter.com to create a business-to-business e-commerce marketplace for the sale of trucks and related services, including financing, certification, warranty and third party inspection. Entrade will invest $3,000,000 and be the sole owner of TruckCenter.com, but Associates Commercial Corporation will have an option to purchase a 50% interest. The target date for the launch of the TruckCenter.com website is March 23, 2000. For the six-month period following the launch, Associates has agreed to list truck inventory on the website and not on any other website unaffiliated with Associates, and Associates will provide the ability to apply for financing services to purchasers. Entrade agreed that TruckCenter.com would list Associates' truck inventory free of any listing fee (but not free of transaction fees) during such six-month period. Each party agreed to devote three full time equivalent people to develop the site until the earlier of July 1, 2000 and the date that is 60 days after the website is launched. See Exhibit 10.4 hereto for further information.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Not Applicable.

         (b)      Not applicable.

         (c)      Exhibits:

         Exhibit No.                          Exhibit Description

         10.1 Subscription and Investment Representation Agreement entered into by A.T. Kearney on January 28, 2000 and accepted by the Company on January 28, 2000. (1)

         10.2 Stock Purchase Agreement dated January 26, 2000 among Entrade, Inc., Warren Rothstein, Thomas Settineri and Gary Levi.

         10.3                       Investment  Agreement  dated as of  February
                                    18,  2000  among   entrade.com,   Inc.   and
                                    TradeTextile.com.

         10.4 Term Sheet dated as of February 10, 2000 between Entrade and Associates Commercial Corporation.

         (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-96523) filed with the Securities and Exchange Commission on February 10, 2000.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                           ENTRADE INC.



                                           By: /s/Mark F. Santacrose
                                               ---------------------------------
                                                  Mark F. Santacrose, President
Date: March 2, 2000                               and Chief Executive Officer

                                  EXHIBIT INDEX


         Exhibit No.                          Exhibit Description

         10.1 Subscription and Investment Representation Agreement entered into by A.T. Kearney on January 28, 2000 and accepted by the Company on January 28, 2000. (1)

         10.2 Stock Purchase Agreement dated January 26, 2000 among Entrade, Inc., Warren Rothstein, Thomas Settineri and Gary Levi.

         10.3                       Investment  Agreement  dated as of  February
                                    18,  2000  among   entrade.com,   Inc.   and
                                    TradeTextile.com.

         10.4 Term Sheet dated as of February 10, 2000 between Entrade and Associates Commercial Corporation.

         (1) Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 333-96523) filed with the Securities and Exchange Commission on February 10, 2000.